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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-74368 and No. 33-69492) and Form S-3 (No. 33-75276), as amended, of Celebrity, Inc. of our report dated September 3, 1996, except as to Note 7, which is as of September 27, 1996, appearing on page F-3 of this Form 10-K.



/s/  Price Waterhouse LLP

Dallas, Texas
September 27, 1996